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                                                                       EXHIBIT 5


                              ACCOUNTANTS' CONSENT


The Board of Directors
ID BIOMEDICAL CORPORATION

Dears Sirs:

We consent to the use of our report, dated March 2, 2004, except for Note 19, which is as of April 19, 2004, included in this annual report on Form 40-F.


/s/ KPMG LLP
-------------------------------
KPMG LLP
Chartered Accountants

Vancouver, Canada
April 19, 2004




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